Exhibit 5.1

900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, TX 78746-5546 PHONE 512.338.5400 FAX 512.338.5499 www.wsgr.com

OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.

April 17, 2020

Savara Inc.

6836 Bee Cave Road,

Building III, Suite 200

Austin, Texas 78746

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) in connection with up to 500,000 shares of your common stock, par value $0.001 per share (the “Shares”), issuable pursuant to the (i) Non-statutory Stock Option Agreement (Inducement Award) entered into by and between you and Dr. Badrul Chowdhury (“Dr. Chowdhury”) and (ii) Restricted Stock Unit Agreement (Inducement Grant) entered into between you and Dr. Chowdhury (together, the “Inducement Awards”). As your counsel for this matter, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Inducement Awards.

It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Inducement Awards and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the general corporation law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Shares, when issued and sold in the manner referred to in the Inducement Awards, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

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